UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT,

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 13, 2009

CHYRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)
New York	001-09014	11-2117385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5 Hub Drive
Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 845-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

(a) On May 13, 2009, the Board of Directors of the Company approved an amendment to Article II.H. of the Company's Amended and Restated By-Laws solely (i) to remove the requirement that a minimum of three directors serve on each committee of the Board of Directors and (ii) to provide that the committees shall have such lawfully delegable powers and duties as the Board of Directors confers. A copy of the Company's Amended and Restated By-Laws, as amended, is attached hereto as Exhibit 3.1.

Item 8.01  Other Events.

The Company's 2009 Annual Meeting of Shareholders was held on May 13, 2009. At the Annual Meeting of Shareholders, the Company's shareholders re-elected Messrs. Peter F. Frey, Richard P. Greenthal, Christopher R. Kelly, Roger L. Ogden, Robert A. Rayne, Michael I. Wellesley-Wesley and Michael C. Wheeler to serve on the Board of Directors until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified, or until their earlier death, resignation, retirement or removal. Biographical information about the directors is contained in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2009.

At a meeting of the Company's Board of Directors immediately following the Annual Meeting of Shareholders, the Board of Directors: (i) re-appointed Roger L. Ogden as Chairman of the Board of Directors; and (ii) after evaluating the independence and qualifications of the Directors under the applicable rules of The NASDAQ Stock Market and the Securities and Exchange Commission, appointed the following Directors to the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee of the Board of Directors:

Audit Committee	Compensation Committee
Peter Frey, Chairman	Roger L. Ogden, Chairman
Richard P. Greenthal	Christopher R. Kelly
Roger L. Ogden

Corporate Governance and Nominating Committee
Christopher R. Kelly, Chairman
Richard P. Greenthal
Robert A. Rayne

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

3.1	Amended and Restated By-Laws of Chyron Corporation, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
CHYRON CORPORATION

By:	/s/ Jerry Kieliszak
Name:	Jerry Kieliszak
Title:	Senior Vice President and
Chief Financial Officer

Date: May 15, 2009

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Chyron Corporation, as amended.

3